Exhibit 1(c)

[Translation]

REGULATIONS ON CORPORATE MEETINGS

OF

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

(English Translation)

Chapter 1. GENERAL PROVISIONS

(Purpose)

ARTICLE 1.

1.	The organization and administration of the Executive Committee, prescribed in Article 13 of the Staff Structure Policy shall be conducted according to the provisions of these Regulations.

2.	Committees, the Corporate Planning Meeting, the Rating Meeting, and the Corporate Policy Meeting shall be held to facilitate discussions of the Executive Committee. Organization and administration of these meetings shall be conducted according to the provisions of these Regulations.

3.	The organization and administration of the Meeting of Executive Officers prescribed in Article 23 of Rules of Executive Officers shall be conducted according to the provisions of these Regulations.

4.	To facilitate management of business units established in accordance with Article 14 of the Staff Structure Policy, the Business Unit Management Meeting shall be held. Organization and administration of the Business Unit Management Meeting shall be conducted according to the provisions of these Regulations.

5.	To facilitate management of the Corporate Services established in accordance with Article 17 of the Staff Structure Policy, the Corporate Services Management Meeting shall be held. Organization and administration of the Corporate Services Management Meeting shall be conducted according to the provisions of these Regulations.

(Amendment and Abolition)

ARTICLE 2.

Amendment to and abolition of these Regulations shall be determined by the Executive Committee.

(Authority)

ARTICLE 3.

The Corporate Planning Division has authority over these Regulations.

Chapter 2. EXECUTIVE COMMITTEE

(Members and Attendees)

ARTICLE 4.

1.	The Executive Committee shall consist of Chairman, Deputy Chairman, President, Deputy President, and Chief Executives; and Chief Executives, Corporate Services; Senior Managing Directors, Senior Managing Executive Officers, Managing Directors and Managing Executive Officers in charge of Corporate Center; and Senior Managing Directors, Senior Managing Executive Officers, Managing Directors and Managing Executive Officers in charge of middle- and western-Japan postings (“Executive Committee Members”).

2.	When necessary, the President may request attendance of relevant Deputy Chief Executives; Deputy Chief Executives, Corporate Services, Chief Executive Officers; Group Heads and General Managers (collectively “Deputy Chief Executive and others”) to attend meetings of the Executive Committee.

3.	Corporate Auditors may attend meetings of the Executive Committee and state an opinion when necessary.

(Convocation and Presidency)

ARTICLE 5.

Meetings of the Executive Committee shall be convened and presided over by the President.

(Holding of Meetings)

ARTICLE 6.

Meetings of the Executive Committee shall be held, in principle, once every week; provided, however, that they may also be held whenever necessary.

(Matters to be Discussed and Determined)

ARTICLE 7.

1.	The Executive Committee is to discuss and determine the following general matters of significance relating to business administration in accordance with basic policies determined by the Board of Directors:

i.	Matters to be discussed by the Board of Directors;

ii.	Matters entrusted by the Board of Directors;

iii.	Executive policies relating to overall business administration;

iv.	Coordination of significant matters related to each business unit and the Corporate Services;

v.	Significant matters related to business administration of affiliated companies;

vi.	Matters related to establishment and abolishment of regulations;

vii.	Matters which must be discussed by the Executive Committee by provisions of this Bank’s rules and regulations;

viii.	Matters related to delegation and centralization of authority;

ix.	Matters related to allocation of resources; and

x.	Other matters that the President deems necessary.

2.	The matters to be discussed and determined in the preceding paragraph shall be submitted by the Executive Committee Members or Deputy Chief Executive and others with authorization.

(Method of Discussion and Determination)

ARTICLE 8.

The agenda of the meeting of the Executive Committee shall be determined by the President, with a majority of the Executive Committee Members present and with the unanimous consent of the attending Executive Committee Members; provided, however, that when all attending Executive Committee Members cannot reach an agreement, the President shall decide in consideration of all the opinions of the members present.

(Discussion and Determination in Writing)

ARTICLE 9.

Notwithstanding the provision of Article 7, in special circumstances, discussion by circulating a written proposal by the person submitting it may substitute for a meeting of the Executive Committee. In such cases, the person making such a proposal must make a report at the next meeting of the Executive Committee.

(Expedient Measures)

ARTICLE 10.

Notwithstanding the provision of Article 7, in the event of such emergencies as disasters, and when there is no time for discussion at a meeting of the Executive Committee or written discussion, the President may take expedient measures in response to the situation. In such cases, such measures shall be immediately reported to the Executive Committee.

(Reports and Information Exchanges)

ARTICLE 11.

Each Executive Committee Member is to report on the status of business execution at the meeting of the Executive Committee from time to time, and to exchange general information.

(Minutes)

ARTICLE 12.

A Secretary appointed by the President is to record the minutes of summaries and results of the meeting of the Executive Committee. After affixing the President’s name and placing his/her seal, these minutes shall be retained at the Head Office for 10 years.

(Communication)

ARTICLE 13.

Matters determined by consultation of the Executive Committee shall be immediately transmitted to the relevant Deputy Chief Executive and others.

(Secretariat)

ARTICLE 14.

The Secretariat of the Executive Committee shall be under the joint control of the Corporate Administration Division and the Corporate Planning Division.

Chapter 3. COMMITTEE

(Purpose and Matters to be Discussed)

ARTICLE 15.

Committees shall coordinate, study, and discuss the following matters, thereby facilitating discussions of the Executive Committee.

i.	Matters related to unification of management policies among business units and the Corporate Services;

ii.	Specific requirements necessary to business operations; and

iii.	Other specific matters necessary for discussions of the Executive Committee.

(Establishment and Composition)

ARTICLE 16.

1.	A Committee shall be established as determined by the Executive Committee.

2.	A Committee shall be composed of several members. The members shall be appointed by the Executive Committee.

(Committee Chairman, Committee Vice Chairman, Secretary-General, and Secretariat)

ARTICLE 17.

1.	A Committee Chairman may be appointed to a Committee. The Committee Chairman shall convene and administer the Committee.

2.	A Committee Vice Chairman may be appointed to a Committee. The Committee Vice Chairman assists the Committee Chairman and, if the Committee Chairman is unavailable, stand in on his/her duties.

3.	A Secretary-General and Secretariat shall be appointed to a Committee.

4.	The Committee Chairman, Committee Vice Chairman, and Secretary-General shall be appointed by the Executive Committee.

5.	The Secretary-General is to put together the matters coordinated, studied and discussed in Committees under the direction of the Committee Chairman, and to record and retain points of discussion. The Secretariat shall come under the control of the Secretary-General, and conduct clerical operations related to the Committee.

(Convocation)

ARTICLE 18.

1.	The Committee shall be convened by the Committee Chairman.

2.	When a Committee is convened in accordance with the previous Paragraph and the Committee Chairman is unavailable, the Committee Vice Chairman shall stand in his/her duties. If there is no appointed Committee Vice Chairman, the Secretary-General shall stand in his/her duties. If there is no appointed Committee Chairman, and neither the Committee Chairman nor the Committee Vice Chairman is available, the Secretary-General shall stand in his/her duties.

(Deliberation)

ARTICLE 19.

1.	Committee members shall make efforts to conduct discussions carefully and actively from the view of the entire Bank, and complete Committee discussions quickly.

2.	When Committee members cannot attend Committee meetings, they may submit their opinions in writing to the Committee Chairman beforehand (if no Committee Chairman has been appointed, to the Secretary-General.).

3.	When necessary, the Committee may invite relevant persons to meetings, and listen to their opinions.

4.	When necessary, the Committee may request assistance, such as for the collection of materials from headquarters, groups and divisions of Head Office organizations, and from branches and other offices.

(Reporting)

ARTICLE 20.

1.	Significant matters discussed at the Committee meeting shall be reported to the Board of Directors Meetings as judged necessary by the Committee Chairman (if no Committee Chairman has been appointed, the Secretary-General), as well as being reported to any appropriate Executive Committee.

2.	When Committee discussions require much time, the Committee Chairman (if no Committee Chairman has been appointed, the Secretary-General) must make an interim report on the progress of discussions as appropriate.

(Administration)

ARTICLE 21.

Organization and administration of each Committee shall be conducted according to the Procedures separately determined by each Committee.

Chapter 4. EXECUTIVE OFFICER’S MEETING

(Purpose)

ARTICLE 22.

The Meeting of Executive Officers shall be held for the purpose of explaining of the status of management by the President to the Executive Officers, as well as exchanging information and opinions among Executive Officers on important management matters in general and business operations from various viewpoints, thereby facilitating each Executive Officer’s business execution.

(Composition)

ARTICLE 23.

The Meeting of Executive Officers shall be composed of all Executive Officers.

(Convocation and Presidency)

ARTICLE 24.

The Meeting of Executive Officers shall be convened and presided over by the President.

(Holding of Meetings)

ARTICLE 25.

The Meeting of Executive Officers shall be held, in principle, once every month.

(Secretariat)

ARTICLE 26.

The Secretariat of the Meeting of Executive Officers shall be the Corporate Administration Division.

Chapter 5. CORPORATE PLANNING MEETING

(Purpose)

ARTICLE 27.

The Corporate Planning Meeting shall be held for the purpose of discussing yearly, half-yearly, and monthly policy execution and profit plans, thereby facilitating discussions and determinations of the Executive Committee, and following up on the progress of plans for policy execution and profit plans.

(Composition)

ARTICLE 28.

The Corporate Planning Meeting shall be composed of all Executive Committee Members and relevant Deputy Chief Executive and others.

(Matters to be Discussed)

ARTICLE 29.

At the Corporate Planning Meeting, the following matters shall be discussed and followed up on:

i.	Policy execution plans;

ii.	Resource allocation;

iii.	Overall profits of this Bank;

iv.	Profits of each business unit;

v.	Significant managerial indexes; and

vi.	Other necessary matters.

(Holding of Meetings)

ARTICLE 30.

The Corporate Planning Meeting shall be held, in principle, once at the beginning of every half fiscal year, and once in the middle of the half fiscal year; provided, however, that the meeting may also be held whenever necessary.

(Secretariat)

ARTICLE 31.

The Secretariat of the Corporate Planning Meeting shall be the Corporate Planning Division.

Chapter 6. RATING MEETING

(Purpose)

ARTICLE 32.

The Rating Meeting shall be held for the purpose of discussing the self-assessment of matters evaluated in the Financial Inspection Rating System, thereby facilitating discussions of the Executive Committee.

(Composition)

ARTICLE 33.

The Rating Meeting shall be composed of all Executive Committee Members and relevant Deputy Chief Executive and others.

(Matters to be Discussed)

ARTICLE 34.

The following matters shall be discussed at the Rating Meeting:

i.	Self-assessment of matters evaluated in the Financial Inspection Rating System; and

ii.	Other matters necessary to enhance internal management conditions.

(Holding of Meetings)

ARTICLE 35.

The Rating Meeting shall be held, in principle, once every half fiscal year based on the Evaluation Standard Day at the end of September and the end of March; provided, however, that the meeting may also be held whenever necessary.

(Secretariat)

ARTICLE 36.

The Secretariat of the Rating Meeting shall be the Corporate Risk Management Division.

Chapter 7. CORPORATE POLICY MEETING

(Purpose and Matters to be Discussed)

ARTICLE 37.

Corporate Policy Meetings shall be held for the purpose of exchanging opinions and holding discussions from various viewpoints on important managerial and business operations matters, among Executive Committee Members and relevant Deputy Chief Executive and others, thereby facilitating discussions of the Executive Committee.

(Composition)

ARTICLE 38.

The Corporate Policy Meeting shall be composed of the Executive Committee Members and relevant Deputy Chief Executive and others.

(Holding of Meetings)

ARTICLE 39.

The Corporate Policy Meeting shall be held whenever necessary.

(Secretariat)

ARTICLE 40.

The Secretariat of the Corporate Policy Meeting shall be the Corporate Planning Division.

Chapter 8. BUSINESS UNIT MANAGEMENT MEETING

(Purpose and Matters to be Discussed)

ARTICLE 41.

The Business Unit Management Meeting shall be held for all business unit established in accordance with Article 14 of the Staff Structure Policy for the purpose of exchanging opinions and holding discussions from various viewpoints on the state of business unit management among Chief Executive, and other relevant Executive Committee Members and Deputy Chief Executive and others, thereby facilitating management of each business unit.

(Composition)

ARTICLE 42.

Each Business Unit Management Meeting shall be composed of the Chief Executive and other relevant Executive Meeting members and Deputy Chief Executive and others.

(Holding of Meetings)

ARTICLE 43.

The Business Unit Management Meeting shall be held, in principle, once every half fiscal year by each business units.

(Secretariat)

ARTICLE 44.

The Secretariat of the Business Unit Management Meeting shall be the Corporate Planning Division.

Chapter 9. CORPORATE SERVICES MANAGEMENT MEETING

(Purpose and Matters to be Discussed)

Article 45.

The Corporate Services Management Meeting shall be held for the purpose of exchanging opinions and holding discussions from various viewpoints on the state of the Corporate Services established in accordance with Article 17 of the Staff Structure Policy among the Chief Executive, Corporate Services and other relevant Executive Committee Members and Deputy Chief Executive and others, thereby facilitating management of the Corporate Services.

(Composition)

Article 46.

The Corporate Services Management Meeting shall be composed of the Chief Executive, Corporate Services and other relevant Executive Committee Members and Deputy Chief Executive and others.

(Holding of Meetings)

Article 47.

The Corporate Services Management Meeting shall be held, in principle, once every half fiscal year.

(Secretariat)

Article 48.

The Secretariat of the Corporate Services Management Meeting shall be the Corporate Planning Division.

Chapter 10. SUPPLEMENTAL PROVISION

(Effective Date)

ARTICLE 49.

These Regulations shall become effective as of January 1, 2006.

Date of Revision:	Details of Revision
August 2, 2006:	Revisions consequent to the establishment of the Rating Meeting

January 12, 2007:	Revision regarding the frequency of holding of the Corporate Planning Meeting

March 19, 2009:	Revisions consequent to the establishment of the Corporate Services Management Meeting